                                                                   EXHIBIT 10.55

                       ASTROTECH SPACE OPERATIONS, INC.





                         LOAN AND SECURITY AGREEMENT
                             Dated: July 14, 1997
                                $15,000,000.00





                    THE CIT GROUP/EQUIPMENT FINANCING INC.

                              LOAN AND SECURITY

            THIS LOAN AND SECURITY AGREEMENT is made this 14th day of July, 1997, by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender"), a New York corporation with an office at 1211 Avenue of the Americas, 13th Floor, New York, New York 10036; and ASTROTECH SPACE OPERATIONS, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 12510 Prosperity Drive, Suite 100, Silver Spring, Maryland 20904.

      SECTION 1. GENERAL DEFINITIONS

            1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            Account - shall have the meaning ascribed to "account" under the Code.

            Adjusted LIBOR Rate - the interest rate per annum (rounded upwards, to the next 1/lOOth of 1 %) equal to the LIBOR Rate in effect under this Agreement from time to time.

            Adjustment Day - the first day of each month, commencing August 1, 1997.

            Adjusted Tangible Net Worth - as to any Person, its
Consolidated Adjusted Tangible Net Worth before consolidation.

            Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 5% or more of any class of the voting
Securities of Borrower; or (iii) 5% or more of the voting Securities (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

            Agreement - this Loan and Security Agreement.

            Alenia - Alenia Spazio, S.p.A., an Italian corporation and its successors and assigns.

            Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Document in question, including, but not limited to, (i) all applicable common law and equitable principles; (ii) all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and (iii) all orders, judgments and decrees of all courts and arbitrators applicable to such Person.

             Board of Governors - the Board of Governors of the Federal Reserve Board.

             Business Day- a day on which the Federal Reserve Bank of New York is open for business in New York, New York.

             Cape Canaveral Leasehold Conditions - the following conditions: (i) Borrower shall have caused Guarantor to execute in favor of and delivered to Lender a first priority Mortgage in Guarantor's leasehold interest in its Cape Canaveral Location substantially in the form of the Mortgage (with appropriate modifications to reflect the nature of the leasehold interest to be mortgaged thereunder) executed by Borrower as of the Closing Date in connection with its Titusville, Florida location and such WCC-1 financing statements or statements satisfactory to Lender and sufficient to perfect Lender's security interest in the Equipment and fixtures at the Cape Canaveral Location as a first priority Lien thereon; (ii) Guarantor has caused the sublessor of Guarantor's Cape Canaveral Location to execute and deliver to Lender a Lessor's Agreement in substantially the form attached hereto as Exhibit F and such other consents as Lender may reasonably request; (iii) Lender shall have received a fully paid mortgagee title insurance policy (or binding commitment to issue title insurance policy, marked to Lender's satisfaction to evidence the form of such policy to be delivered after the funding of Loan No. 2), in standard ALTA form, issued by a title insurance company satisfactory to Lender, in an amount not less than the fair market value of Guarantor's interest in the real Property subject to such leasehold Mortgage, insuring that such Mortgage creates a valid Lien on all of Guarantor's interest in the Cape Canaveral Location with no exceptions which Lender shall not have approved in writing and no survey exception; (iv) evidence satisfactory to Lender that Guarantor's ownership, use and operation of the Cape Canaveral Location and the conduct of its business thereon does not violate any applicable zoning ordinance, rule or regulation; (v) Lender shall have received three (3) copies of a current survey of each parcel of the real Property comprising the Cape Canaveral Location, certified to Lender by the registered land surveyor preparing such survey; and (vi) Borrower shall have remitted to Lender (or authorized deductions from the initial loan proceeds) amounts sufficient to pay all intangible or documentary taxes, filing fees and other taxes or charges in connection with the recordation IN THE PUBLIC records of such leasehold Mortgage.

             Cape Canaveral Location - the premises located in PORT
CANAVERAL, Florida, leased by Guarantor from Eastern American Teak Corporation ("EAT") pursuant to a certain Agreement of Sublease Agreement, dated as of April 9, 1991, as amended, which constitutes a sublease of EAT's interest in such premises under a LEASE Agreement, dated February 1, 1991, as amended, between EAT and the Canaveral Port Authority.

             Capital Lease - any lease of Property which in accordance with GAAP would be capitalized on the lessee's balance sheet or for which the amount of the asset or liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet.

             Capitalized Lease Obligation - any Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

             Charges - all federal, state, county, municipal, foreign or other taxes, assessments, levies, claims or charges upon Borrower, its income or sales, or any of its Properties.

             Chattel Paper - shall have the meaning ascribed to "chattel paper" under the Code.

             Closing Date - the date on which all of the conditions precedent in Section 8 are satisfied and Loan No. 1 is made hereunder.

             Code - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York, or when the laws of any other state govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

             Collateral - all of the Personal Property Collateral, the Real Property Collateral, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

             Compliance Certificate - a Compliance Certificate in the form of EXHIBIT E annexed hereto.

             Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

             Consolidated Adjusted Net Earnings - with respect to any fiscal period, the net income of Borrower and Guarantor and their Subsidiaries less income tax expense for such fiscal period, on a Consolidated basis, all as reflected on the financial statement of Borrower, Guarantor and their Subsidiaries supplied to Lender pursuant to
Section 7.1(~) hereof, but excluding: (i) any gain or loss arising from extraordinary or non-recurring items; (ii) any gain arising from any write-up of assets; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person substantially all the assets of which have been acquired in any manner by Borrower or Guarantor or any of their Subsidiaries, realized by such Person prior to the date of such acquisition; (v) net earnings of any Person (other than a Subsidiary) in which Borrower or Guarantor has an ownership interest unless such net earnings shall have actually been received by Borrower or Guarantor in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower or Guarantor;
(vii) the earnings of any Person to which any assets of Borrower or Guarantor shall have been sold, transferred or disposed of, or into which Borrower or Guarantor shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any Securities of Borrower or Guarantor.

             Consolidated Adjusted Tangible Assets - as of any date of determination, all assets of Borrower and Guarantor and their Subsidiaries, on a Consolidated basis, except: (i) any surplus resulting from any write-up of assets subsequent to March 31, 1997; (ii) deferred assets, other than prepaid expenses and deferred loan costs and deferred mission costs; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) good will; (v) unamortized debt discount and expense; (vi) assets located and notes due from obligers outside of the United States of America;
(vii) receivables due from an obligor outside of the United States of America (unless such receivables arise out of a written agreement between Borrower and such obligor in connection with a space flight mission carrying Flight Hardware, and either (A) Borrower has collected from such obligor, prior to the launch of any vessel on such mission, not less than fifty percent (50%) of the total amounts payable to Borrower under such agreement, or (B) such obligor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank and payable only in the United States of America and in Dollars, sufficient to cover the total amounts payable to Borrower under such agreement); and (viii) Accounts, notes and other receivables due from Affiliates or employees.

             Consolidated Adjusted Tangible Net Worth - at any date, on a Consolidated basis, a sum equal to: (i) the Consolidated Adjusted Tangible Assets of Borrower, Guarantor and their Subsidiaries would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the total liabilities (excluding deferred flight revenue) of Borrower and Guarantor and their Subsidiaries, on a Consolidated basis, as would be shown on such balance sheet in accordance with GAAP, and including as LIABILITIES ALL reserves for contingencies and other potential liabilities.

             Consolidated Cash Flow - for any period, (i) Consolidated Adjusted Net Earnings for such period, plus (ii) depreciation and amortization expenses of Borrower and Guarantor and their Subsidiaries, on a Consolidated basis, for such period, ~ (iii) income tax expense of Borrower and Guarantor and their Subsidiaries, on a Consolidated basis, for such period, all as determined in accordance with GAAP, less (iv) any Distributions by Guarantor declared or made during such period.

             Consolidated Funded Debt - on a Consolidated basis, all Indebtedness which would, in accordance with GAAP, constitute long term debt, including (a) any Indebtedness for borrowed money with a maturity more than one year after the creation thereof and (b) any Indebtedness for borrowed money which is renewable or extendible at the option of Borrower or Guarantor for a period of more than one year from the date of creation of such Indebtedness.

             Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

             Default Rate - as defined in Section 3.1 of this Agreement.

             Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and
(ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

             Document - shall have the meaning ascribed to "documents" under the Code.

             Dollars - and the sign "$" shall refer to currency of the United States of America.

             Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

             Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures and other tangible personal Property (other than Flight Hardware and

Inventory) of every kind and description owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

             ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

             Event of Default - as defined in Section 9.1 of this Agreement.

             Fixed Rate Effective Date - the Business Day next following Lender's receipt of payment by Borrower of the quarterly installment of principal and INTEREST DUE under the Notes if Lender, not less than five
(5) Business Days prior to such payment date, shall have received a written election by Borrower for the Loans to bear interest at the fixed rate as provided in Section 3.1 of this Agreement.

             Flight Hardware - all hardware and subsystems owned or leased by Borrower which are designed or acquired for space flight (including, but not limited, to flight modules, adapter rings, tunnel segments, multi-layer insulation blankets, cargo pallets and associated piece parts) and non-flight equipment directly supporting such hardware and subsystems (including, but not limited to, mechanical and electrical ground support, and flight training modules and equipment).

             GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

             General Intangibles - shall have the meaning ascribed to "general intangibles" under the Code and shall include, without limitation, all chases in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any Account by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

             Guarantor - SPACEHAB, Incorporated, a Washington corporation.

             Guarantor Mortgage - the leasehold mortgage or other instruments that may be executed by Guarantor after the date hereof in favor of Lender and by which Guarantor may grant and convey to Lender, as security for its guaranty of the Obligations, a first priority Lien upon Guarantor's leasehold interest in the real Property located in Brevard County, Florida described in such Guarantor Mortgage.

             Guarantor Security Agreement - the Security Agreement to be executed by Guarantor on or about the Closing Date in favor of Lender and by which Guarantor shall grant and convey to Lender, as security for its guaranty of the Obligations, a first priority Lien upon all of Guarantor's personal Property described in such Guarantor Security Agreement.

             Guarantor Security Documents - the Guarantor Mortgage, the Guarantor Security Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of Guarantor's obligations under the Guaranty.

             Guaranty - that certain Continuing Guaranty AGREEMENT DATED THE DATE hereof from Guarantor in favor of Lender and by which Guarantor unconditionally guarantees payment of the Obligations.

             Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date AS OF WHICH Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

             Instrument - shall have the meaning ascribed to "instrument" under the Code.

             Intercreditor Agreement - the Intercreditor Agreement to be entered into between Lender and Revolver Lender and by which Lender and Revolver Lender shall establish the relative priorities of their respective Liens in the Personal Property Collateral.

             Inventory - shall have the meaning ascribed to "inventory" under the Code and shall include, without limitation, all goods (other than Flight Hardware) intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

             LIBOR Rate - the rate of interest per annum at which deposits in Dollars for a period of 1 month are offered to major banks in the London interbank market as of 11:00 a.m., London time, as reported on Telerate Page 3750 on the day that is two (2) London Banking Days preceding the applicable Adjustment Day. If such rate does not appear on the Telerate Page 3750, the rate for that Adjustment Day will be the last such rate that appeared on Telerate Page 3750; provided that if such rate did not appear on Telerate Page 3750 for a period of more than five (5) London Banking Days prior to that Adjustment Day, then the LIBOR Rate shall be determined from such source as Lender shall determine.

             Lien - any interest in Property securing an obligation owed to, or a claim by, a Person OTHER THAN THE owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

             Lloyd's - Lloyd's London Syndicates subscribing to Lloyd's policy No.846/C24642 and other insurers who own portions of the Lloyd's Debt.

             Lloyd's Debt - the Indebtedness in the principal amount of $2,000,000 as of the date hereof owing by Borrower to Lloyd's.

             Loan Documents - this Agreement, the Other Agreements and the Security Documents.

             Loan No. 1 - the term loan described in Section 2.1(A) of this Agreement.

             Loan No. 2 - the term loan described in Section 2.1 (B) of this Agreement.

             Loan No. 3 - the term loan described in Section 2.1(C) of this Agreement.

             Loan No. 2 Conditions - with respect to a request by Borrower pursuant to Section 2.1(B) hereof for the funding of Loan No. 2, the following conditions: (i) Borrower has given to Lender written notice of a request for Loan No. 2 at least fifteen (15) Business Days prior to the date on which Borrower desires for Loan No. 2 to be funded, which request shall include a detailed description of the identity, type, value and location of additional Property offered by Borrower or Guarantor as collateral security of such requested loan; (ii) the amount of the requested loan does not exceed the loan-to-collateral ratios customarily utilized by Lender for loans of like type and size based on Lender's good faith valuations of additional collateral as may be offered by Borrower to support such requested loan; (iii) Borrower has executed and delivered to Lender Note No. 2 (with all blank provisions completed appropriately) to evidence Loan No. 2, together with evidence of corporate authority to deliver such note and any collateral in connection therewith; (iv) Borrower shall have delivered to Lender such other amendments to this Agreement, the Mortgages and other documents or agreement as Lender may reasonably request in connection with the perfection of Lender's Liens securing such requested loan and the cross-collateralization of such loan with the other Obligations of Borrower or Guarantor hereunder or under the Guaranty; and
(v) if Borrower elects to have Guarantor offer a leasehold mortgage in the Cape Canaveral Location in connection with the request for Loan No. 2, the Cape Canaveral Leasehold Conditions shall have been satisfied.

             Loan No. 3 Conditions - with respect to a request by Borrower pursuant to Section 2.1(C) hereof for the funding of Loan No. 3, the following conditions: (i) Borrower has given to Lender written notice of a request for Loan No. 3 at least fifteen (15) Business Days prior to the date on which Borrower desires for Loan No. 2 to be funded, which request shall include a fair market and orderly liquidation valuation of Equipment owned by Borrower or Guarantor currently constituting as Collateral which valuation shall be conducted by an appraisal firm of national standing employing methodologies reasonably acceptable to Lender; (ii) the amount of the requested loan does not exceed the loan-to-collateral ratios customarily utilized by Lender for loans of like type and size based on Lender's good faith valuations; (iii) Borrower has executed and delivered to Lender Note No. 3 (with all blank provisions completed appropriately) to evidence Loan No. 3, together with evidence of corporate authority to deliver such note; and (iv) Borrower shall have delivered to Lender such other amendments TO THIS AGREEMENT, the Mortgages and other documents or agreement as Lender may reasonably request in connection with the perfection of Lender's Liens securing such requested loan and the cross-collateralization of such loan with the other Obligations of Borrower or Guarantor hereunder or under the Guaranty.

             Loan Year - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (4, the first Loan Year) to commence on the date of this Agreement.

             Loans - Loan No. 1, and, if funded pursuant to Section 2.1(B) of this Agreement, Loan No. 2, and, if funded pursuant to Section 2.1(C) of this Agreement, Loan No. 3.

             London Banking Day - any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

             Make-Whole Cost - the cost equal to the excess, if any, (i) of the present value of all remaining scheduled principal and interest payments due on the applicable Loan discounted to the date of prepayment at the Prepayment Discount Rate, over (ii) the aggregate unpaid principal amount of such Loan. The Make-Whole Cost shall in no event be less than zero.

             Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of Borrower, Guarantor and any Subsidiary, taken together as a whole; (b) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon any material portion of the Collateral, the Liens of Lender with respect to any of the Collateral or the priority of such Liens; or (d) materially impairs the ability of Borrower or Guarantor to perform its obligations under this Agreement, the Guaranty or any of the other Loan Documents or of Lender to enforce or collect the Obligations or realize upon any material portion of the Collateral in accordance with the Loan Documents and Applicable Law.

             Money Borrowed - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease

Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
(iii) hereof.

             Mortgages - the mortgages, leasehold mortgages, security deeds, trust deeds or other instruments to be executed by Borrower or Guarantor on or after the Closing Date in favor of Lender and by which Borrower or Guarantor shall grant and convey to Lender, as security for the Obligations, a first priority Lien upon the Real Property Collateral owned by Borrower or a first priority Lien in Borrower's or Guarantor's leasehold interest in the Real Property Collateral leased by Borrower or Guarantor, as the case may be.

             Net Proceeds - proceeds received by Borrower in cash from the sale, lease, transfer or other disposition of any Property, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the direct cost of such sale, lease, transfer or other disposition; (ii) reasonable costs and expenses incurred by Borrower in contesting any condemnation or similar proceed;
(iii) any tax liability arising from such transaction; and (iv) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on the Property of which disposition is made to the extent that such Lien has priority over the Liens of Lender with respect to such Property.

             Note No. 1 - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence Loan No. 1, which shall be in the form of Exhibit A-1 attached hereto.

             Note No. 2 - the Secured Promissory Note to be executed by Borrower in favor of Lender to evidence Loan No. 2, which shall be in substantially the form of Exhibit A-2 attached hereto.

             Note No. 3 - the Secured Promissory Note to be executed by Borrower in favor of Lender to evidence Loan No. 3, which shall be in substantially the form of Exhibit A-3 attached hereto.

             Notes - Note No. 1 and, upon the funding of Loan No. 2, Note No. 2 and, upon the funding of Loan No. 3, Note No. 3.

             Obligations - the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, whether or not evidenced by any note, guaranty or OTHER instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, joint or several, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under this Agreement or any of the other Loan Documents.

             Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents) heretofore, now or hereafter executed by Borrower in favor of or delivered to Lender in respect of the transactions contemplated by this Agreement, including, without limitation, the Notes and WCC-1 financing statements.

             Payment Items - all checks, drafts, or other items of payment payable to Borrower, including proceeds of any of the Collateral.

             Permitted Liens - any Lien of a kind specified in Section 7.2(E) of this Agreement.

             Person - an individual, partnership, corporation, joint stock company, trust, limited liability company, unincorporated organization, or other form of business entity or a government or agency or political subdivision thereof.

             Personal Property Collateral - all of the types and items of Property of Borrower described in Section 4.1 hereof.

             Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

             Prepayment Discount Rate - shall mean the sum of (i) the yield appearing on Telerate, Page 5 three (3) Business Days prior to the date of prepayment of a Loan as of the close of business, New York, New York time, equal to the monthly bid yield to maturity on direct, full faith credit obligations of the United States of America (as quoted on Telerate Page 5) with a remaining term equal to the applicable Weighted Average Life to Maturity, plus (ii) fifty (50) basis points.

             Prepayment Premium - an amount equal to 3 % of the principal amount of a Loan prepaid by Borrower pursuant to Section 2.4 of this Agreement.

             Properly Contested - in the case of any Indebtedness of Borrower (including, but not limited to, any Charges) that is not paid as and when due or payable by reason of Borrower's bona fide dispute concerning its liability to pay SAME OR CONCERNING THE amount thereof, provided that (i) such Indebtedness is being PROPERLY CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS PROMPTLY INSTITUTED AND DILIGENTLY CONDUCTED, (ii) BORROWER HAS ESTABLISHED APPROPRIATE RESERVES AS SHALL BE REQUIRED IN CONFORMITY WITH GAAP, (iii) THE NON-PAYMENT OF SUCH INDEBTEDNESS DURING THE PERIOD OF such contest will not have a Material Adverse Effect and will not result in a forfeiture of any assets of Borrower; (iv) no Lien is imposed upon any of

Borrower's assets with respect to such Indebtedness other than a Permitted Lien the priority of which is (except only with respect to statutory, non-consensual liens that have priority as a matter of Applicable Law of a state) at all times junior and subordinate to the Liens in favor of Lender; and (v) if such contest is abandoned, settled or determined adversely to Borrower, Borrower forthwith pays such Indebtedness and all penalties and interest in connection therewith.

             Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

             Purchase Money Lien - a Lien upon fixed assets which secures the payment of Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of such fixed assets incurred by Borrower in connection with its acquisition of such fixed assets, which Lien constitutes a purchase money security interest under the Code.

             Real Property Collateral - all of the real estate of Borrower and improvements thereon as referenced in Section 4.3 hereof and as more fully described in the Mortgages.

             Regulation D - Regulation D of the Board of Governors.

             Remaining Dollar-years - in respect of any Loan, the amount obtained by (i) multiplying the amount of each remaining quarterly principal installment of such Loan by the number of years (calculated at the nearest one-twelfth) which will lapse between the date of determination of the Weighted Average Life to Maturity and the date of the required payment, and (ii) totaling all the products obtained in (i).

             Revolver Documents - the Loan and Security Agreement, dated as of June 16, 1997, among Borrower, Guarantor and the Revolver Lender, and all instruments, documents and agreements executed or delivered in connection therewith.

             Revolver Lender - Signet Bank, a Virginia banking corporation.

             Security -shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

             Security Documents - the Mortgages, the GUARANTY, THE GUARANTOR SECURITY Documents, any Subordination Agreement and all other instruments and agreements now or AT ANY TIME HEREAFTER SECURING THE WHOLE OR ANY PART OF THE OBLIGATIONS.

             Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's

Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

             Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations.

             Subordination Agreement - any debt subordination agreement executed in favor of Lender by a holder of Subordinated Debt.

             Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting Securities at the time of determination.

             Telerate Page - the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Treasury Rate or the LIBOR Rate, as the case may be, or such other publicly recognized service as may be nominated by Lender as the information vendor for the purpose of displaying rates or prices for U.S. deposits for 1 month or rates applicable to direct, full faith and credit obligations of the United Sates of America, as the case may be.)

             Treasury Rate - the rate per annum determined by Lender (rounded upwards to the nearest whole multiple of 1/lOOth of 1%) applicable to direct, full faith credit obligations of the United States of America in amounts equal to or comparable to the amount of the outstanding principal balance of the Loans and for a term comparable to that of the Loans at any date of determination as such rate appears on Telerate Page 5 as of 11:00 a.m. (New York time) on any date of determination.

             Value - for purposes of the provisions of this Agreement concerning mandatory prepayments of the Obligations and dispositions of Collateral, the fair market value or book value, whichever is greater, as of the date of such disposition, of the Collateral as to which value is determined.

             Vandenberg Clawback Conditions - the following conditions:
(i) Borrower has executed in favor of and delivered to Lender a leasehold Mortgage in and to Borrower's leasehold interest in its Vandenberg Location in substantially the form and substance heretofore delivered to Borrower and such WCC-1 financing statements or statements satisfactory to Lender and sufficient to perfect Lender's security interest in the Equipment and fixtures at such location as a first priority Lien thereon;
(ii) Borrower has caused the lessor of its Vandenberg Location to execute and deliver to Lender a Lessor's Agreement in substantially the form attached hereto as Exhibit G; (iii) Lender shall have received a fully paid mortgagee title insurance policy (or binding commitment to issue title insurance policy, marked to Lender's satisfaction to evidence the form of such policy to be delivered after the funding of Loan No. 2), in standard

ALTA form, issued by a title insurance company satisfactory to Lender, in an amount not less than the fair market value of the real Property Collateral subject to such leasehold Mortgage, insuring that such Mortgage creates a valid Lien on all of Borrower's leasehold interest in the Vandenberg Location with no exceptions which Lender shall not have approved in writing and no survey exception; (iv) evidence satisfactory to Lender Hat ownership, use and operation of the Vandenberg Location and the conduct of its business thereon does not violate any applicable zoning ordinance, rule or regulation; (v) Lender shall have received three (3) copies of a current survey of each parcel of the real Property comprising the Vandenberg Location, certified to Lender by the registered land surveyor preparing such survey; and (vi) Borrower shall have remitted to Lender sums sufficient to pay all intangible taxes, documentary taxes, filing fees, and other taxes or charges in connection with the recordation in the public records of the foregoing leasehold Mortgage.

             Vandenberg Location - the business premises located in Lompoc, California leased by Borrower from the Department of the Air Force pursuant to a certain Lease No. SPCVAN-2-94-0001, dated October 6, 1993, as amended.

             Weighted Average Life to Maturity - at the date of determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of the applicable Loan by the then outstanding principal amount of such Loan.

             Work - the repair, replacement or restoration described in
Section 2.3 of this Agreement.

      1.2. ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data pursuant to the Agreement shall be prepared in accordance with such principles. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      1.3. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to this Agreement or the other Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2. THE LOANS

       2.1. TERM LOAN FACILITIES.

             (A) LOAN NO. 1. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, Lender shall make a term loan to Borrower in the principal amount of $10,400,000.00

("Loan No. In), which shall be evidenced by and repayable in accordance with the terms of Note No. 1 and shall be secured by the Collateral.

             (B) LOAN NO. 2. For so long as no Default or Event of Default exists, Lender shall, upon Borrower's written request during the period from the Closing Date through December 31, 1997, make a term loan to Borrower in a principal amount, which, together with the original principal balance of Loan No. 3, if made, not to exceed $4,600,000.00 ("Loan No. 2"), which shall be evidenced by and repayable in equal quarterly installments of principal over a term of five (5) years and otherwise in accordance with the terms of Note No. 2 and shall be secured by the Collateral. In no event shall Lender have any obligation to honor a request of Borrower for Loan No. 2 unless each of the Loan No. 2 Conditions is satisfied.

             (C) Loan No. 3.For so long as no Default or Event of Default exists, Lender shall, upon Borrower's written request during the period from the Closing Date through December 31, 1997, make a term loan to Borrower in a principal amount, together with the original principal balance of Loan No. 2, if made, not to exceed $4,600,000.00 ("Loan No. 3"), which shall be evidenced by and repayable in equal quarterly installments of principal in accordance with the terms of Note No. 3 and shall be secured by the Collateral. In no event shall Lender have any obligation to honor a request of Borrower for Loan No. 3 unless each of the Loan No. 3 Conditions is satisfied.

       2.2. Use OF LOAN PROCEEDS. The proceeds of the Loans shall be used by Borrower solely to pay costs incurred by Lender that are to be reimbursed to Lender pursuant to Section 10.3 hereof and to make expenditures for other, lawful corporate purposes of Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law.

       2.3. MANDATORY PREPAYMENTS.

             (A) Proceeds of Sale of Certain Collateral. If Borrower sells any of the Collateral consisting of Equipment having, in the aggregate with all other Equipment sold during the consecutive twelve-month period ending on the date of disposition of such Equipment, a Value of $100,000 or more, or any Real Property Collateral, Borrower shall pay to Lender, as and when received by Borrower and as a mandatory prepayment of the Loans, a sum equal to the Net Proceeds received by Borrower from such sale. Nothing in this Section 2.3 SHALL AUTHORIZE BORROWER TO SELL ANY OF THE COLLATERAL WITHOUT Lender's prior written consent except as otherwise expressly provided IN THIS AGREEMENT OR IN THE MORTGAGES.

             (B) Insurance and Condemnation Proceeds. If Borrower shall receive any proceeds of insurance or any proceeds as a result of condemnation of any Collateral, Borrower shall promptly remit such proceeds to Lender for disposition as hereinafter provided. All insurance or condemnation proceeds received by Borrower or Lender on account of any casualty to the Equipment or the Real Property Collateral shall be applied as follows:

               (i) If an Event of Default exists at the time of the receipt of such insurance or condemnation proceeds by Lender, all such proceeds shall be paid to, and applied by Lender as a mandatory prepayment of the Obligations in such order as Lender determines in its sole discretion; or

               (ii) If no Event of Default exists at the time of the receipt of such insurance or condemnation proceeds by Lender, Borrower may elect (by written notice delivered to Lender within ninety (90) days after the earlier of Borrower's or Lender's receipt of such insurance or condemnation proceeds to repair, replace or restore such Equipment or Real Property Collateral to substantially the same or better condition that existed prior to such damage, destruction, loss or condemnation. If Borrower gives notice of its election to so use such insurance or condemnation proceeds, such insurance proceeds shall be remitted by Lender to Borrower and applied by Borrower as described in Section 2.3(B)(iii). If Borrower does not elect to so use such insurance or condemnation proceeds, or if the cost to repair, replace or restore damaged Real Property Collateral exceeds the total of (1) available insurance proceeds, plus (2) other funds available to Borrower to pay for such Work, then Lender may apply such insurance or condemnation proceeds as a mandatory prepayment of the Obligations in such order as Lender determines in its sole discretion.

               (iii) If Borrower gives timely notice of its election to so use such insurance or condemnation proceeds:

                     (A) All such insurance or condemnation proceeds of less than $100,000 in the aggregate with respect to any damage, destruction, loss or condemnation of Equipment and $500,000 in the aggregate with respect to any damage to or condemnation of the Real Property Collateral shall be released by Lender to Borrower for, and shall be promptly applied by Borrower to, Borrower's repair, replacement or restoration of the damaged, destroyed, lost or condemned Equipment or the damaged or condemned Real Property Collateral, as the case may be (hereinafter referred to as the "Work").

                     (B) If the cost for the Work, as estimated by Lender, is more than $100,000 in the aggregate with respect to any damage, destruction or loss of Equipment or $500,000 in the aggregate with respect to any damage to or condemnation of the Real Property Collateral, or if the Work involves structural work (my, involving supporting members of a building), then Borrower shall promptly deliver to Lender a detailed and complete plan for the Work, including a cash flow and capital expenditures budget and projected time schedule for the implementation and completion of such plan and such other information as Lender may reasonably request. The Work shall be performed under the supervision and control of a licensed architect or engineer. After Lender's receipt of such plan, all such insurance proceeds of more than $100,000 in the aggregate with respect to any damage, destruction, loss or condemnation of Equipment and $500,000 in the aggregate with respect to any damage to Real Property Collateral received by Lender and necessary for the Work shall be released to or for the account of Borrower in accordance with the progress of the Work, upon Lender's receipt of a certificate of Borrower's principal financial officer stating that the Work for which payment is requested has been completed and that no Liens or claims of Liens in respect of the Work remain unsatisfied or of record. After the completion of the Work, Borrower will diligently pursue all certificates, permits, licenses and other documents necessary to the use or occupancy of the repaired, replaced or restored Equipment or Real Property Collateral have been obtained. Pending the release of such proceed to Borrower in accordance with the foregoing provisions, such proceeds shall be held by Lender (in such account as Lender may select, with interest thereon payable to Borrower, provided Borrower pays the costs of maintenance of such account).

                         (C) If any portion of the insurance proceeds in excess of $100,000 in the aggregate with respect to any damage, destruction or loss of Equipment and $500,000 in the aggregate with respect to damage to Real Property Collateral received by Lender is not necessary for the Work, then Lender may apply such proceeds to the payment of the Obligations in such order as Lender may elect.

                   (iv) If the insurance or condemnation proceeds made available to Borrower are for any reason insufficient to cover the costs of completion of the Work, then Borrower shall be solely responsible for funding such insufficiency. At Lender's request, whether prior to or after the commencement of the repair, replacement or restoration, Borrower shall provide to Lender evidence satisfactory to Lender of Borrower's unqualified access to such funds as a condition to the release of insurance proceeds hereunder. Nothing herein shall be deemed to supersede the provisions of Section 7.2(E) of this Agreement.

                   (v) Completion of the Work shall be evidenced, in the case of the Real Property Collateral, by a final, unqualified certification of the architect or engineer employed, if any, and an unconditional certificate of occupancy, if applicable; and, in the case of Equipment and Real Property Collateral, such other certification as may be required by Applicable Law; or if none of the above is applicable, a written good faith determination of completion by Borrower reasonably satisfactory to Lender.

                   (vi) All replacement Collateral shall be subject to Lender's duly perfected Lien therein and no other Liens except Permitted Liens that are not Purchase

Money Liens. Replacements of buildings shall be constructed on the sites of, and be of comparable size, quality and utility to the destroyed buildings.

             (C) Vandenberg Clawback. If Borrower shall fail to satisfy the Vandenberg Clawback Conditions on or before January 31, 1998,
Borrower shall pay to Lender, as a mandatory prepayment of Loan No. 1, the amount of $2,827,500.

       2.4. VOLUNTARY PREPAYMENTS. Borrower may, at its option, prepay the Loans, in whole or in part from time to time, without premium or penalty if (i) the aggregate amount of such prepayments made during any Loan Year is less than or equal to $1,000,000 or (ii) such prepayment occurs at any time after July 15, but prior to the Fixed Rate Effective Date. At any time prior to the Fixed Rate Effective Date, Borrower may, at its option, prepay the Loans, in whole or in part, in an aggregate amount exceeding $1,000,000 in any Loan Year ending on or before July 15, 1999, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment together with a prepayment premium equal to 3 % of the principal amount prepaid in excess of $1,000,000 during any such Loan Year. At any time on or after the Fixed Rate Effective Date, Borrower may, at its option, prepay the Loans, in whole or in part, in an aggregate amount exceeding $1,000,000 in any Loan Year, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment together with a prepayment premium equal to the Make-Whole Cost, if any, based on the principal amount prepaid in excess of $1,000,000 during any such Loan Year. Any voluntary prepayment permitted hereunder, in any single instance, shall be in amounts aggregating at least $750,000. Nothing contained in his Section 2.4 shall relieve Borrower of its duty to make full and complete payment of the Obligations. Borrower shall give written notice (or telephonic notice confirmed in writing) to Lender of any prepayment authorized hereinabove not less than three (3) Business Days prior to the prepayment of the Loans.

       2.5. PAYMENT DATES; APPLICATION OF PAYMENT. If any payment by Borrower is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. All Payment Items received by Lender by 4:00 p.m., New York, New York time, on any Business Day shall be deemed received on that Business Day. All Payment Items received after 4:00 p.m., New York, New York time, on any Business Day shall be deemed received on the following Business Day. Each mandatory prepayment of the Loans shall be applied first to accrued but unpaid interest on the portion of the principal balance prepaid and then to installments of principal in the inverse order of their maturities. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

SECTION 3. INTEREST, FEES AND CHARGES

       3.1. Interest. Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to 3.0~o ~(Pound Sterling) the Adjusted LIBOR Rate. Notwithstanding the foregoing, at any time prior to July 14, 1999, if no Default or Event of Default then exists, Borrower shall be entitled to elect a fixed rate per annum in respect of the unpaid principal amount of the Loans. Such fixed rate per annum SHALL be equal to 3.0% plus the Treasury Rate in effect on the third Business Day prior the Fixed Rate Effective Date. The applicable Adjusted LIBOR Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the LIBOR Rate as of any Adjustment Day until the next following Adjustment Day, with such adjustments in the LIBOR Rate to be effective as of the opening of business as of any applicable Adjustment Day. Such determination of the applicable Adjusted LIBOR Rate shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. Upon and after the occurrence of an Event of Default, the principal amount of the Obligations shall automatically (without notice to or demand upon Borrower) bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a rate per annum equal to 3%, above the interest rate otherwise applicable thereto, but not to exceed in any event the maximum rate permitted under Applicable Law ("Default Rate").

       3.2. COMMITMENT FEE: ORIGINATION FEE. Lender acknowledges receipt of a commitment fee of $37,500, which was fully earned on issuance of Lender's proposal letter to Borrower, and of an origination fee of $37,500, which shall be deemed Filly earned at the closing of the transactions contemplated hereby. Neither the commitment fee nor the origination fee shall be subject to rebate except as may be required by Applicable Law.

       3.3. MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or in any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement, the Notes or any of the other Loan Documents and charged or collected pursuant to the terms hereof, of the Notes or of any of the other Loan Documents exceed the highest rate permissible under Applicable Law. It is the intent of the parties hereof to comply with all Applicable Laws relating to interest and usury, and if Lender shall inadvertently charge or receive interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower and such rate shall automatically be reduced to the maximum rate permitted by Applicable Law. All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full of the principal amount thereof so that interest on such principal amount for such full period will not exceed the maximum amount permitted by Applicable Law.

       3.4. STATEMENTS OF ACCOUNT. Lender shall account to Borrower, no less frequently than quarterly, with a statement of charges and payments made pursuant to this Agreement and the Notes, and any such account rendered by Lender shall, absent manifest error, be deemed rebuttably conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within forty five (45) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4. COLLATERAL: GENERAL TERMS

       4.1. SECURITY INTEREST IN PERSONAL PROPERTY COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

             (A) All Equipment;

             (B) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of the items described in paragraphs (A) above, including, without limitation, all Accounts, Chattel Paper, Instruments and General Intangibles constituting proceeds of the Equipment and proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

             (C) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of the items described in paragraphs (A) or (B) above.

       4.2 REPRESENTATIONS. WARRANTIES AND COVENANTS -- COLLATERAL. To induce Lender to enter into this Agreement, Borrower represents and warrants to, and covenants with, Lender as follows:

             (A) The Collateral is now and will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

             (B) Except for statutory, non-consensual Liens, the Liens granted to Lender shall be first and prior on the Collateral. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other Applicable Law, continued possession by Lender of that portion of the Collateral constituting Instruments or Documents and the recording of the Mortgages.

       4.3. LIEN ON REAL PROPERTY COLLATERAL. (A) The due and punctual payment and performance of the Obligations shall also be secured by first priority Liens created by the Mortgages upon all real Property of Borrower located in Brevard County and Florida, as more fully described in the respective Mortgages. Borrower agrees to execute for Lender's benefit the Mortgage and such leasehold mortgages, deeds of trust or other documents evidencing a collateral assignment of Borrower's interest in the Real Property Collateral as Lender may request. Such documents shall be recorded, at the expense of Borrower, with such filing offices as may be required to evidence Lender's Lien upon the real Property owned by BORROWER.

             (B) As additional security for the payment of the Obligations, Lender shall have the Liens granted and conveyed pursuant to the other Security Documents upon the Property described therein.

       4.4. FINANCING STATEMENTS. Borrower agrees to execute WCC-1 financing statements PROVIDED FOR by the Code or other Applicable Law, together with any and all other instruments, assignments or documents, and shall take such other action as may be required to perfect or to continue the perfection and priority of Lender's security interest in and Liens upon the Collateral, including, without limitation, the execution at Lender's request of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf.

       4.5. LOCATION OF EQUIPMENT. All Equipment will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit C and shall not, without the prior written approval of Lender, be moved therefrom except dispositions of Equipment that are authorized by Section
5.2 hereof, and except that Borrower may move Equipment to a location in the United States other than those shown on Exhibit C hereto so long as Borrower has given Lender at least 30 Business Days' prior written notice of such new location and prior to moving any Equipment to such location Borrower has executed and delivered to Lender UCC- 1 financing statements and any other appropriate documentation to perfect or continue the perfection of Lender's Liens with respect to such Equipment and all products and proceeds thereof.

       4.6. INSURANCE OF COLLATERAL. Borrower agrees to maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be customary in Borrower's business to insure Lender's interest in the Collateral. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower shall give to Lender promptly, and in any event within five (5) Business Days after Borrower obtains knowledge thereof, written notice of any damage, destruction or loss covered by any insurance. In addition to the insurance required hereinabove, Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its other Properties and business against such casualties and contingencies of such type (including public liability, product liability, business interruption, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business in which Borrower is engaged.

       4.7. ADVANCES TO PROTECT COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all taxes imposed by Applicable Law on any of the Collateral or in respect of the sale or use thereof, and all other PAYMENTS REQUIRED
TO BE MADE BY LENDER TO ANY PERSON TO REALIZE UPON ANY COLLATERAL SHALL
BE borne by Borrower. If Borrower fails to pay any portion thereof when due, except to the extent being Properly Contested, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender may, at any time or times hereafter, in its SOLE
DISCRETION, WITHOUT WAIVING OR RELEASING ANY OBLIGATIONS, OR ANY duty of Borrower under ANY of the Loan Documents, or any Event of Default, pay when due, acquire or accept an assignment of any Lien (other than, prior to an Event of Default, any Permitted Lien) or claim asserted by any Person against any of the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses, including, without limitation, attorneys' fees and court costs, which are incurred by Lender on account thereof, shall be payable, ON DEMAND, by Borrower to Lender together with interest accruing at the Default Rate from the date of demand until paid and shall be secured by the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof except to the extent provided by Applicable Law.

SECTION 5. PROVISIONS RELATING TO EQUIPMENT

       5.1. REPRESENTATIONS. WARRANTIES AND COVENANTS. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under any Applicable Law unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject only to Permitted Liens. Immediately on request therefor by Lender, Borrower shall deliver to Lender any evidence of Borrower's ownership of any of the Equipment (including, without limitation, certificates of title and applications for title). Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 5.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender after the occurrence of a Default or an Event of Default.

       5.2. DISPOSITIONS OF EQUIPMENT. Borrower shall not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment in the ordinary course of Borrower's business which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is greater, of $100,000 or less, provided that all Net Proceeds thereof are turned over to Lender for application to the Obligations,
(ii) dispositions of functionally obsolete Equipment, provided that all Net Proceeds thereof are turned over to Lender, or (iii) replacements of Equipment that is functionally obsolete or substantially worn or damaged with Equipment of like kind, function and value, provided that the replacement Equipment is acquired prior to, concurrently with or within thirty (30) Business Days after any disposition of the Equipment that is to be replaced, the replacement Equipment is free and clear of Liens (except for Permitted Liens that are not Purchase Money Liens), Lender is given at least five (5) Business Days' prior written-notice of such disposition.

SECTION 6. REPRESENTATIONS AND WARRANTIES

       6.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make the Loans hereunder, Borrower warrants, represents and covenants to Lender that:

             (A) Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions failure to so qualify has had or would have a Material Adverse Effect.

             (B) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which Borrower is a party have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower;
(iv) result in a breach of or constitute a breach under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

             (C) Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

             (D) Borrower has all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it (except to the extent that the failure to obtain such items has not had or would not reasonably be expected to have a Material Adverse Effect).

             (E) Except as set forth on Exhibit D attached hereto AND MADE A PART HEREOF, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Properties in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit D will have a Material Adverse Effect.

             (F) Borrower has filed all federal, state and local tax returns and other reports it is required by Applicable Law to file and has paid, or made provision for the payment of, all Charges that are due and payable, except to the extent being Properly Contested.

             (G) Borrower has duly complied with, and its Properties and business operations are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any non-compliance has not had or would not reasonably be expected to have a Material Adverse Effect), including, without limitation, all Environmental Laws.

             (H) No Default or Event of Default exists or will exist or result from the execution and delivery of this Agreement or Borrower's performance hereunder.

             (I) The Consolidated and consolidating balance sheets of Borrower, Guarantor and such other Persons described therein as of March 31, 1997, and the related statements of income, changes in stockholders' equity, and statements of cash flows for the period entered on such date, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Borrower and Guarantor at such date and the results of Borrower's and Guarantor's operations for such period. Since March 31, 1997, there has been no material change in the condition, financial or otherwise, of Borrower and Guarantor, taken together as a whole, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to Borrower and Guarantor, taken as a whole.

             (I) Except for the fees of Harbor Securities, Inc., which shall be paid in full by Borrower and for which Lender has no responsibility or liability, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

      6.2. SURVIVAL OF REPRESENTATIONS. Borrower warrants to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and any of the other Loan
Documents.

SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

      7.1. AFFIRMATIVE COVENANTS. For so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

             (A) Pay and discharge all Charges as and when such Charges are due and payable, except and to the extent only that such Charges are being Properly Contested.

Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of the Collateral except for Permitted Liens.

             (B) File all federal, state and local tax returns and other reports Borrower is required by Applicable Law to file and maintain adequate reserves for the payment of all Charges.

             (C) Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which the failure to be qualified would have a Material Adverse Effect.

             (D) Maintain its Properties in good condition, ordinary wear and tear excepted, and make all necessary renewals, repairs, replacements, additions and improvements thereto.

             (E) Comply with all Applicable Law, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect.

             (F) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan and furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

             (G) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

             (H) Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect any of the Collateral and inspect and make extracts from Borrower's books and records.

             (I) Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP): (i) as soon as possible, but not later than 120 days after the close of each fiscal year of Borrower, unqualified financial statements of Guarantor, Borrower and their Subsidiaries as of the end of such year, audited on a Consolidated basis and with consolidating entries and calculations detailed, all certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender; and (ii) AS SOON AS POSSIBLE, BUT NOT LATER than 90 days after the end of each fiscal quarter hereafter, unaudited INTERIM consolidated financial statements of Guarantor, Borrower and its Subsidiaries as of the end of such quarter and of the portion of Borrower's fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Guarantor as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Guarantor, Borrower and its Subsidiaries for such quarter and period. Concurrently with the delivery of the financial statements described in clause (i) of this Section 7.1(I), Borrower shall furnish to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 7.1(I), Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate from the principal financial officer of Borrower.

             (J) At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to perfect or to continue the perfection of Lender's Liens or to facilitate collection of the Collateral.

             (K) Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower, the Collateral or any of Borrower's other Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which might reasonably be expected to have a Material Adverse Effect if determined adversely to Borrower; (ii) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $500,000; (iii) promptly after the occurrence thereof, of any Default or Event of Default; and (iv) promptly after the rendition thereof, of any judgment rendered against Borrower.

             (L) Permit Lender to communicate directly with any of the following Persons concerning Borrower, its business, the Collateral and the Loans (and Lender is irrevocably authorized to communicate with each such Persons) upon at least 24 hours' oral or written notice to Borrower (unless an Event of Default exists, in which event no notice shall be required):
(a) any service bureau, warehousing service, landlords or trade creditors;
(b) any Person employed by Borrower (but no prior notice shall be required for Lender to discuss any matters pertaining to Borrower, its business or the Collateral with any officer of Borrower or attorney for Borrower or any other Person designated by an officer of Borrower to deal on a day-to-day basis with Lender); and (c) Borrower's present and future independent public accountants, each of whom is authorized by Borrower to communicate with Lender and to disclose to Lender any and all matters relating to Borrower, its financial condition and business prospects, and the Collateral. for so long as no Event of Default shall exist, Borrower shall be entitled to have a representative present at any meeting requested by Lender under this subsection.

             (M) Furnish to Lender, promptly after the sending or filing thereof, as the case may be, copies of all regular, periodic and special reports and all registration statements which Borrower or Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

       7.2. NEGATIVE COVENANTS. For so long as there are any Obligations outstanding, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

             (A) Acquire all or any substantial part of the Properties of any Person nor merge or consolidate with any Person, except (1) a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries, or (2) a merger in which Borrower is the surviving corporation or such an acquisition of Properties, provided, in either case, that, immediately after the merger or acquisition and after giving affect thereto, no Default or Event of Default exists, and the Adjusted Tangible Net Worth of Borrower is not less than its Adjusted Tangible Net Worth immediately prior to such merger or acquisition, and provided further that the Consolidated Cash Flow for the most recently completed fiscal year of Borrower, when combined on a pro forma basis with the cash flow of the Person merged into Borrower or the cash flow attributable to the assets acquired by Borrower for such fiscal year period, would not have been less than the Consolidated Cash Flow for such prior fiscal year.

             (B) Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person other than unsecured loans to Guarantor for so long as Borrower shall not have received notice from Lender of the occurrence of an Event of Default.

             (C) Enter into any material transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

             (D) Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

             (E) Create or suffer to exist any Lien upon any Inventory, any Flight Hardware or any Collateral, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for Charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment of such claims or demands is not at the time required or are being Properly Contested; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being PROPERLY CONTESTED and such Liens do not, in the AGGREGATE, MATERIALLY DETRACT FROM THE VALUE of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness for money borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender; (vii) Liens listed as permitted encumbrances in the Mortgages; (viii) Purchase Money Liens; and (ix) Liens described in Exhibit B attached hereto.

             (F) Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, to or at any locations other than those at which the same are presently kept or maintained, except upon at least sixty
(60) days prior written notice to Lender and after the delivery to Lender of duly executed WCC-1 financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Liens and security interest hereunder.

             (G) Sell, lease or otherwise dispose of any of the Collateral, including any disposition of any Collateral as part of a sale and leaseback transaction, to or in favor of any Person, except dispositions of Equipment authorized by Section 5.2 of this Agreement or sell, lease or otherwise dispose of any Inventory or Flight Hardware, including any disposition of any such items as part of a sale and leaseback transaction, except for the sale of Inventory in the ordinary course of business or the lease of Flight Hardware in the ordinary course of business.

             (H) Declare or make any Distributions; provided, however, that if Alenia shall convert all or any portion of the Subordinated Debt held by it into equity securities of Borrower, then for so long as no Default or Event of Default shall then exist, Borrower may make Distributions to Alenia to the extent permitted under Applicable Law. In no event, however, shall the amount of Distributions paid to Alenia during any fiscal year exceed the amount that would have been payable to Alenia during such year if Alenia had not so converted the Subordinated Debt held by it.

             (I) Hereafter create any Subsidiary or divest itself of any assets by transferring them to any Subsidiary.

             (K) Amend or modify in any respect the payment terms or maturities of the Lloyd's Debt as in effect as of the date hereof, amend or modify the terms of the Lloyd's Debt to provide for mandatory prepayment thereof or grant or give a Lien in any Property of Borrower as security for the payment of the Lloyd's Debt.

      7.3. SPECIFIC FINANCIAL COVENANTS. For so long as there are any Obligations outstanding, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

             (A) Minimum Consolidated Adjusted Tangible Net Worm. Maintain a Consolidated Adjusted Tangible Net Worth of not less than the amount shown below as of the date corresponding thereto:

             Date                             Amount
             ------------------------------------------------------------
             June 30, 1997             $75,000,000.00

             June 30, 1998             The sum of $75,000,000.00, plus by
                                       an amount equal to 50% of Borrower's
                                       Consolidated Adjusted Net Earnings
                                       for the fiscal year ended June 30,
                                       1998.

             As of the last day of
             each fiscal quarter       The amount required as of June 30,
                                       quarter thereafter 1998, increased
                                       quarterly as of the last day of each
                                       fiscal quarter after June 30, 1998,
                                       by an amount equal to 50% of
                                       Borrower's Consolidated Adjusted Net
                                       Earnings, if any, for the fiscal
                                       quarter ending on such date.

             (B) Consolidated Cash Flow to Current Portion of Consolidated Funded Debt. Maintain as of the last day of each fiscal year a ratio of Consolidated Cash Flow for the prior fiscal year to the current portion of Consolidated Funded Debt as of the last day of such fiscal year that is the date of determination of not less than 1.50 to 1.00.

             (C) Consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio. Maintain a ratio of Consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth of not more than 1.50 to
1.00 as of June 30, 1997, as of June 30, 1998, and as of the last day of each fiscal quarter thereafter.

             (D) Adjusted Tangible Net Worth. Maintain an Adjusted Tangible Net Worth, before consolidation of at least $1.00 at all times during the term hereof.

SECTION 8. CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not be obligated to fund Loan

No. 1 unless and until each of the following conditions has been satisfied in a manner satisfactory to Lender and its counsel:

      8.1. DOCUMENTATION. Lender shall have received the following documents on or before July 30, 1997, each to be in form and substance satisfactory to Lender and its counsel:

             (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of BORROWER'S LIABILITY INSURANCE POLICIES, TOGETHER WITH endorsements naming Lender as a co-insured;

             (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of

Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens;

             (C) Landlord or warehouseman agreements with respect to all premises leased or occupied by Borrower;

             (D) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

             (E) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

             (F) A closing certificate signed by the President and principal financial officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 6 hereof are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

             (G) The Other Agreements duly executed and delivered by Borrower and each other signatory thereto;

             (H) The Security Documents duly executed by Borrower, Guarantor and each other signatory thereto;

             (I) The favorable written opinion of Dewey Ballantine, counsel to Borrower and Guarantor, regarding Borrower and Guarantor, this Agreement, the other Loan Documents, the Guaranty and the Guarantor Security Documents and the transactions contemplated by this Agreement and any of the other Loan Documents, in form and content satisfactory to Lender and its counsel;

             (I) A fully paid mortgagee title insurance policy (or binding commitment to issue title insurance policy, marked to Lender's satisfaction to evidence the form of such policy to be delivered after the Closing
Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, in an amount not less than the fair market value of the Real Property Collateral subject to the Mortgages, insuring that the Mortgages create valid Liens on all such Real Property Collateral with no exceptions which Lender shall not have approved in writing and no survey exception;

             (K) Evidence satisfactory to Lender that the ownership, use and operation of Borrower's real Property and the conduct of Borrower's business THEREON DOES NOT VIOLATE ANY applicable zoning ordinance, rule or regulation;

             (L) Three (3) copies of a current survey of each parcel of the Real Property Collateral, certified to Lender by the registered land surveyor preparing such survey;

             (M) The Intercreditor Agreement duly executed by the Revolver
Lender;

             (N) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters;

             (O) No Default or Event of Default shall exist at the time of, or shall result from, the funding of Loan No. 1;

             (P) Since June 30, 1996, except for changes which are reflected on the March 31, 1997, financial statements prepared by management and submitted to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower and Guarantor taken together as a whole, or the existence or value of any Collateral, or any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

             (Q.) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages from any Person in respect of, the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, the Guaranty or any of the other Loan Documents;

             (R) Lender shall have received assurances satisfactory to it that the Liens granted to Lender in the Collateral are free and clear of all Liens except Permitted Liens;

             (S) Lender shall have received assurances including, without limitation, a Phase I environmental report, satisfactory to it, that the Real Estate Collateral, and Borrower's ownership and use thereof, are in compliance with all Environmental Laws;

             (T) Lender shall have received appraisals that reflect fair market, orderly liquidation and auction valuations of the Collateral which are acceptable to Lender;

             (U) Lender shall have received evidence, satisfactory to it and its counsel, that Borrower and Guarantor have received all third party consents necessary to permit Borrower and Guarantor to consummate the transactions contemplated by this Agreement or any of the other Loan Documents, without violation of any other agreements to which Borrower or Guarantor is a party or by which either of their respective Properties are bound; and

             (V) Revolver Lender and Borrower shall HAVE ENTERED INTO A REVOLVING CREDIT facility having a maximum loan amount of not less than $7,500,000, and all conditions precedent to Borrower's entitlement to obtain revolving credit loans thereunder shall have been satisfied.

SECTION 9. EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

      9.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":
(A) Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Notes on the due date thereof (whether due at stated maturity, upon acceleration or otherwise); (B) Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (C) any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished; (D) Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 5.2, 7.1(A), 7.1(H), 7.1(I),
7.1(J), 7.1(K), 7.1(L), 7.2 or 7.3 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 9.1) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower; (E) any event of default shall occur under, or Borrower or Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, the Other Agreements, the Other Loan Documents or the Revolver Documents and such default shall continue beyond any applicable period of grace; (F) there shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness having an unpaid balance of $500,000 or more if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or if demand for payment of such Indebtedness is made; (G) any material loss, theft, damage or destruction of Collateral not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or the making of any levy, seizure, or attachment thereof or thereon; (H) there shall occur any material adverse change in the financial condition or business prospects of Borrower and Guarantor taken together as a whole; (I) Borrower or Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or Guarantor under the Bankruptcy Code
(if against Borrower or Guarantors, the continuation of such proceeding for more than thirty (30) days), or Borrower or Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally, or any motion, complaint or other pleading is filed in any bankruptcy case of any Person other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower's or Guarantor's assets and liabilities with the assets and liabilities of such Person; (J) Guarantor shall cease to own and control, beneficially and of record, at least one hundred percent (100%) of the issued and outstanding capital stock of Borrower; (K) Guarantor shall revoke or attempt to revoke the Guaranty, or shall dispute Guarantor's liability under the Guaranty, or shall refuse to confirm in writing, at Lender's request, the ongoing validity and enforceability of the Guaranty as to all Obligations; or (L) the prepayment of any of the Lloyd's Debt (whether mandatory or voluntary or payment upon acceleration).

       9.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the obligation of Borrower to pay any portion of the Obligations made payable on demand pursuant to the terms of this Agreement or any of the other Loan Documents, upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion declare all of the Obligations then outstanding (whether under this Agreement, any of the other Loan Documents or otherwise), to be, whereupon the same shall become, without further notice or demand by Lender of any kind (all of which further notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Lender, the entire principal of and interest accrued on the Loans and the other Obligations plus reasonable attorneys' fees not to exceed fifteen percent (15%) of the Obligations if the same are collected by or through an attorney at law. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in
Section 9.1(I) hereof all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender. Nothing herein or in any of the other Loan Documents shall be construed to permit Lender to charge or collect any unaccrued or unearned interest.

       9.3. Remedies. Upon or at any time after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies (which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents or under an Applicable Law):

             (A) All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive.

             (B) The right to take immediate possession of the Equipment, and (i) to require Borrower to assemble the Equipment, at Borrower's expense, and make it available to Lender at a place in the continental United States designated by Lender, at Borrower's expense, and (id) to enter any of the premises of Borrower or wherever any of the Equipment shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

             (C) The right to sell or otherwise dispose of all or any of the Personal Property Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower AGREES that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Personal Property Collateral shall be reasonable notice thereof; Provided, however, that no notice of Lender's intended disposition of Personal Proper Collateral shall be required with respect to any portion of the Personal Property Collateral that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, nor shall any such notice be required hereunder if not otherwise required under Applicable Law, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of such Personal Property Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Personal Property Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

             (D) The right at any time or times, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, or provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under any Loan Document and whether or not any of the Obligations may be unmatured.

             (E) The right to foreclose upon the Real Property Collateral encumbered by the Mortgages in accordance with the terms thereof and Applicable Law. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower and Guarantor shall remain liable to Lender therefor.

      9.4. REMEDIES CUMULATIVE: NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or DELAY OF Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until the Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies provided for herein and in the other Loan Documents are cumulative and none are exclusive.

SECTION 10. MISCELLANEOUS

       10.1. INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims at any time asserted against Lender by any Person under any Environmental Laws. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender and Lender's corporate franchise taxes or similar state taxes imposed on Lender, but including, without limitation, any intangibles taxes, stamp taxes, recording taxes, documentary taxes or other franchise taxes) shall be payable by Lender, Borrower or Guarantor on account of the execution, delivery, issuance or recording of any of the Loan Documents, or the granting of any Liens or the creation of any of the Obligations thereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. The obligations of Borrower under this Section 10.1 shall survive the payment in full of the Obligations and the termination of this Agreement.

       10.2. MODIFICATION OF AGREEMENT: Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Lender may at any time grant to one or more banks or other institutions participating interests in the Loans. Lender may at any time assign to one or more banks or other institutions all, or a proportionate part, of its rights and obligations under this Agreement, with and subject to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

       10.3. REIMBURSEMENT OF EXPENSES. If, at any time or times prior or subsequent to THE date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents; (B) any amendment of or modification of this Agreement or any of the other Loan Documents; (C) the filing or recording of this Agreement or any of the other Loan Documents
(including, without limitation, filing fees, recording fees, documentary stamps and recording taxes); (D) the administration of this Agreement or any of the other Documents and the transactions contemplated hereby and thereby; (E) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, Guarantor or any other Person) in any way relating to the Collateral, this Agreement, the Guaranty or any of the other Loan Documents or Borrower's affairs; (I;) any attempt to enforce any rights or remedies of Lender against Borrower, Guarantor or any other Person which may be obligated to Lender by virtue of this Agreement, the Guaranty or any of the other Loan Documents, including, without limitation, any account debtors; or (G) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, ON DEMAND, by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral.

       10.4. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrow or this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

       10.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       10.6. SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender; provided, however, that Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder.

       10.7. CUMULATIVE EFFECT. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement.

       10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed IN ANY NUMBER OF counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

       10.9. Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three (3) Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received at the office of the noticed party, addressed as follows:


       (A)   If to Lender:             The CIT Group/Equipment Financing, Inc.
                                       Suite 600
                                       900 Ashwood Parkway
                                       Atlanta, Georgia 30338
                                       Attention: Vice President of Credit
                                       Telecopier No.: 770-551-7866

       (B)   If to Borrower:           Astrotech Space Operations, Inc.
                                       12510 Prosperity Drive, Suite 100
                                       Silver Spring, Maryland 20904
                                       Attention: Margaret E. Grayson
                                       Telecopier No.: 703-448-0719

or to such other address as each party may designate for itself by like notice given in accordance with this Section. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

       10.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

       10.11. LENDER'S CONSENT. Unless otherwise expressly provided in this Agreement, whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents, as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

       10.12. GOVERNING LAW. This Agreement has been delivered at, and shall be effective when accepted by Lender in, New York, New York, whereupon this Agreement shall be deemed a contract made in New York and shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that if any of THE COLLATERAL SHALL BE
LOCATED in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies in respect of such Collateral to THE EXTENT THAT THE LAWS of such jurisdiction are different from or inconsistent with the laws of New York.

        10.13. Consent to Forum. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that the United States District Court for the Southern District of New York, New York Division, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, however, Lender may, at its option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclosure upon any Collateral, to obtain equitable relief, to enforce any judgment or order obtained by Lender against Borrower or with respect to any Collateral, to enforce any other right or remedy under this Agreement or Applicable Law or to obtain any other relief deemed necessary or appropriate by Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or three
(3) days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by Applicable Law.

       10.14. GENERAL WAIVERS BY BORROWER. Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to Lender's taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; and (iv) notice of Lender's acceptance hereof.

       10.15. JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS

JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN
THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       IN WITNESS WHEREOF, this Agreement has been duly executed under seal on the day and year specified at the beginning hereof.

ATTEST:                            ASTROTECH SPACE OPERATIONS, INC.
                                   ("borrower")


/s/  William S. Dawson             By:  /s/ Margaret E. Grayson
 Secretary                         Margaret E. Grayson, Vice President
 [CORPORATE SEAL]

                                   THE CIT GROUP EQUIPMENT FINANCING, INC.
                                   ("Lender")

                                   BY:
                                   Title:  Vice President

                                EXHIBIT A-1

                          SECURED PROMISSORY NOTE
                               (NOTE NO. 1)

$10,400,000.00                                             July 14, 1997

       FOR VALUE RECEIVED, the undersigned ASTROTECH SPACE OPERATIONS, INC. (hereinafter "Borrower"), a Delaware corporation, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of TEN MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($10,400,000.00), together with interest from and after the date hereof on so much of the principal balance hereof as may be outstanding and unpaid from time to time at the rate of interest in effect from time to time pursuant to
Section 3.1 of the Loan Agreement (as hereafter defined).

       This Secured Promissory Note (this "Note") is "Note No. 1" referred to in, and is issued pursuant to, that certain Loan and Security Agreement ("Loan Agreement"), dated the date hereof, between Borrower and Lender, the provisions of which are by this reference incorporated herein, and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.
                          .
       Interest hereunder shall be computed on the basis of actual days elapsed over a period of a 360-day year unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate of interest that may be charged or collected under Applicable Law. Upon and after the occurrence of an Event of Default, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to the Default Rate. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law. Any acceleration of indebtedness, if elected by Lender, shall be subject to all Applicable Law, including laws relating to rebate and refund of unearned charges.

       The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

             (a) Interest shall be due and payable quarterly, in arrears, on the first day of each quarter, commencing on October 1, 1997, and continuing until such time as the full principal BALANCE HEREOF, TOGETHER WITH ALL OTHER AMOUNTS
       OWING HEREUNDER, SHALL HAVE SEEN PAID IN FULL;

             (b) Principal shall be due and payable commencing on October 1, 1997, and continuing on the first day of each quarter thereafter to and including the first day of April, 2002, in installments of $519,710.00) each; and

             (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder shall be due and payable on July 1, 2002.

       If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and interest shall continue to accrue on the principal amount of such payment until paid. The acceptance of payment of any installment hereof by Lender after the date on which such installment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

       Borrower shall prepay this Note as provided in Section 2.3 of the Loan Agreement. Borrower may not voluntarily prepay this Note except to the extent permitted by Section 2.4 of the Loan Agreement.

       The occurrence of an Event of Default, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note in full on the due date thereof, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon or at any time after the occurrence and during the continuance of any such event of default, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorney's fees, not to exceed fifteen percent (15 %) of such principal and interest, and court costs.

       To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

       Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining PROVISIONS OF THIS NOTE. NO
DELAY OR FAILURE ON THE PART OF LENDER IN THE EXERCISE OF ANY RIGHT or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party secondarily liable for the indebtedness evidenced by this Note.

       This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and is intended to take effect as an instrument under seal.

       BORROWER WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR SET-OFF OF ANY KIND IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE.

       IN WITNESS WHEREOF, Borrower has caused dais Note to be duly executed, sealed and delivered on the date first above written.

ATTEST:                            ASTROTECH SPACE OPERATIONS, INC.,
                                   ("Borrower")

Secretary                          By:
                                   Name:
                                   Title:

[CORPORATE SEAL]

                                EXHIBIT A-2

                          SECURED PROMISSORY NOTE
                               (NOTE NO. 2)

$_____________________                                   ________ __, 1997

        FOR VALUE RECEIVED, the undersigned ASTROTECH SPACE OPERATIONS, INC. (hereinafter "Borrower"), a Delaware corporation, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of __________________ AND____/100THS DOLLARS ($___________ ), together with interest from and after the date hereof on so much of the principal balance hereof as may be outstanding and unpaid from time to time at the rate of interest in effect from time to time pursuant to Section 3.1 of the Loan Agreement (as hereafter defined).

        This Secured Promissory Note (this "Note") is "Note No. 2" referred to in, and is issued pursuant to, that certain Loan and Security Agreement ("Loan Agreement"), dated July 14, 1997, between Borrower and Lender, the provisions of which are by this reference incorporated herein, and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

        Interest hereunder shall be computed on the basis of actual days elapsed over a period of a 360-day year unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate of interest that may be charged or collected under Applicable Law. Upon and after the occurrence of an Event of Default, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to the Default Rate. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law. Any acceleration of indebtedness, if elected by Lender, shall be subject to all Applicable Law, including laws relating to rebate and refund of unearned charges.

        The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

             (d) Interest shall be due and payable quarterly, in arrears, on the FIRST DAY OF each , commencing on , 1997, and continuing until such TIME AS the full principal balance hereof, together with all other amounts owing hereunder, shall have been paid in full;

             (e) Principal shall be due and payable commencing on, 1997, and continuing on the first day of each quarter thereafter to and including the first day of , 2002, in installments of $ ) each; and

             (f) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder shall be due and payable on the maturity date of Loan No. 1.

        If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and interest shall continue to accrue on the principal amount of such payment until paid. The acceptance of payment of any installment hereof by Lender after the date on which such installment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

       Borrower shall prepay this Note as provided in Section 2.3 of the Loan Agreement. Borrower may not voluntarily prepay this Note except to the extent permitted by Section 2.4 of the Loan Agreement.

       The occurrence of an Event of Default, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note in full on the due date thereof, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon or at any time after the occurrence and during the continuance of any such event of default, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorney's fees, not to exceed fifteen percent (15 %) of such principal and interest, and court costs.

       Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

       Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable
Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and is intended to take effect as an instrument under seal.

      BORROWER WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR SET-OFF OF ANY KIND IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, sealed and delivered on the date first above written.

ATTEST:                             ASTROTECH SPACE OPERATIONS, INC.,
                                    ("Borrower")

                                    By:
Secretary                           Name:
                                    Title:

[CORPORATE SEAL]

                                EXHIBIT A-3
                          SECURED PROMISSORY NOTE
                               (NOTE NO. 3)

$________________                                     __________ __, 1997

FOR VALUE RECEIVED, the undersigned ASTROTECH SPACE OPERATIONS, INC. (hereinafter "Borrower"), a Delaware corporation, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment the principal sum of __________________ AND____/100THS DOLLARS ($___________ ), together with interest from and after the date hereof on so much of the principal balance hereof as may be outstanding and unpaid from time to time at the rate of interest in effect from time to time pursuant to Section 3.1 of the Loan Agreement (as hereafter defined).

       This Secured Promissory Note (this "Note") is "Note No. 3" referred to in, and is issued pursuant to, that certain Loan and Security Agreement ("Loan Agreement"), dated July 14, 1997, between Borrower and Lender, the provisions of which are by this reference incorporated herein, and is entitled to all of the benefits and security of the Loan Agreement and the other Loan Documents. All capitalized terms used herein, unless otherwise specifically defied in this Note, shall have the meanings ascribed to them in the Loan Agreement.

       Interest hereunder shall be computed on the basis of actual days elapsed over a period of a 360-day year unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate of interest that may be charged or collected under Applicable Law. Upon and after the occurrence of an Event of Default, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to the Default Rate. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law. Any acceleration of indebtedness, if elected by Lender, shall be subject to all Applicable Law, including laws relating to rebate and refund of unearned charges.

       The principal amount and accrued interest of this Note shall be due and payable on the DATES and in the manner hereinafter set forth:

             (d) Interest shall be due and payable quarterly, in arrears, on the first day of each , commencing on , 1997, and continuing until such time as the full principal balance hereof, together with all other amounts owing hereunder, shall have been paid in full;

             (e) Principal shall be due and payable commencing on , 1997, and continuing on the first day of each quarter thereafter to and including the first day of , 2002, in installments of $ ) each; and

              (f) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder shall be due and payable on the maturity date of Loan No. 1.

       If any payment is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and interest shall continue to accrue on the principal amount of such payment until paid. The acceptance of payment of any installment hereof by Lender after the date on which such installment becomes due as set forth herein shall not be held to establish a custom or to constitute a waiver of any rights of Lender to enforce prompt payment of any further installment.

       Borrower shall prepay this Note as provided in Section 2.3 of the Loan Agreement. Borrower may not voluntarily prepay this Note except to the extent permitted by Section 2.4 of the Loan Agreement.

       The occurrence of an Event of Default, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note in full on the due date thereof, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon or at any time after the occurrence and during the continuance of any such event of default, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorney's fees, not to exceed fifteen percent (15%) of such principal and interest, and court costs.

       Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in COLLECTION, and the benefit of any exemption or insolvency laws.

       Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to

Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party secondarily liable for the indebtedness evidenced by this Note.

       This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and is intended to take effect as an instrument under seal.

       BORROWER WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY COUNTERCLAIM OR SET-OFF OF ANY KIND IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS NOTE.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, sealed and delivered on the date first above written.


ATTEST:                             ASTROTECH SPACE OPERATIONS, INC.,
                                    ("Borrower")

                                    By:
Secretary                           Name:
                                    Title:

[CORPORATE SEAL]

                                 EXHIBIT B


                              PERMITTED LIENS

                                                            ITEM(S)
                        INCEPTION   TERM        ORIGINAL    LIEN
LESSOR                     DATE   (IN MONTHS)    AMOUNT     COVERS
----------------------------------------------------------------------------------
Copelco Credit Corp.      Jan-97     36          19,450     Copier/Fax

Copelco Credit Corp.      Jan-97     35          23,151     Copier/Fax

Caterpillar Financial     Sep-94     60          24,232     Forklift

Nations Bank Dealer
Leasing                   Jun-94     8           19,067     Pick up Truck

Finova Capital Corp.      Jul-94     84          249,490    Computer & Software

MARCO Leasing             Aug-95     80          56,722     Flatbed Truck

Raymond Leasing           Jun-94     80          57,465     Reach Trucks

Grentree Vendor
Services                  Apr-96     24          15,339     Fire Bend Test Machine

Great American Leasing    Sep-96     24          7,776      Computer

Great American Leasing    Oct-96     12          4,197      Computer

Great American Leasing    Nov-96     12          4,897      Computer

Raymond Leasing           Jun-94     60          28,732     Reach Trucks

Ikon Capital              Jan-96     48          13,964     Copier/Fax

Mita Financial Services   Apr-96     48          11,568     Copier/Fax

Commercial Equipment
Leasing                   Aug-97     60          45,538     4 Copiers

Toyota Motor Credit       Jul-97     36          12,077     Pick up Truck

                                  EXHIBIT C



                              BUSINESS LOCATIONS

Borrower has the following business locations:

1.     Astrotech Space Operations, Inc.
       12510 Prosperity Drive
       Suite 100
       Silver Spring, Maryland 20904

2.     Astrotech Space Operations, Inc.
       1515 Chaffee Drive
       Titusville, Florida

3.     Astrotech Space Operations, Inc.
       P.O. Box 5097
       Tangair Road at Red Road
       Vandenburg Air Force Base, California 93437

                                 EXHIBIT D

                                LITIGATION

      The following is a description of all pending and overtly threatened litigation against Borrower or any of its Properties:

                                  None.

                                 EXHIBIT E

                          COMPLIANCE CERTIFICATE

                          SPACEHAB, Incorporated
                           1595 Spring Hill Road
                                 Suite 360
                          Vienna, Virginia 22182

                              _______ _, 199_

TO: The CIT Group/Equipment Financing, Inc. 1211 Avenue of the Americas 13th Floor New York, New York 10036 Attention:

The undersigned, the chief financial officer of ASTROTECH SPACE
OPERATIONS, INC. ("Borrower"), gives this certificate to THE CIT
GROUP/EQUIPMENT FINANCING, INC. ("Lender") in accordance with the requirements of Section 7.1 (I) of that certain Loan and Security
Agreement, dated July _, 1997, between Borrower and Lender ("Loan
Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan
Agreement:

(1) Based upon my review of the balance sheets and statements of income of Borrower for the month ending , 199_, copies of which are attached hereto, I hereby certify that:

                   (a)  The Adjusted Tangible Net Worth is ________$

                   (b)  The Coverage Ratio is __________ to 1; and

                   (c) The ratio of total Indebtedness to Adjusted Tangible Net Worth is __________ to 1.

(2) No Default exists on the date hereof, other than: _______________________ (if none, so state); and

(3) No Event of Default exists on the date hereof, other than: ______________ (If none, so state).

                               Very truly yours,

                               Name:
                               Title:

EXHIBIT G

Prepared by and after
recording return to:
Robert A. Crosby, Esq. Parker,
Hudson, Rainer & Dobbs LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303

LESSOR'S AGREEMENT

Re: Lease no. SPCVAN-2-94-0001 dated October 6, 1993, recorded in the Office of the of Santa Barbara County, California, at Deed Book ______, Page _____

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which the undersigned hereby acknowledges, the undersigned hereby certifies and agrees with Lender as follows:

      1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

      Lender. The CIT Group/Equipment Financing, Inc., a New York corporation, and its successors and assigns.

              Lender's Address:   The CIT Group/Equipment Financing, Inc.
                                  600 Ashwood Parkway
                                  6th Floor
                                  Atlanta, Georgia 30338
                                  Attention: Vice President of Credit

      Collateral. All equipment, furniture and fixtures of Lessee, now owned OF hereafter acquired, and all substitutions and replacements thereof, in which Lessee has granted a security interest to Lender to secure the financial accommodations under the Loan Agreement, some of which Collateral is or may be located from time to time on the Property.

      Lessor. Department of the Air Force.

      Lease. The above-referenced Lease Agreement between Lessor and Lessee, together with the amendments thereto as of the date hereof

      Leasehold Deed of Trust. That certain deed of trust and security agreement to be executed by Lessee and to be delivered to Lender conveying the Property.

      Property. All that tract or parcel of land located at Vandenberg Air Force Base, Lompoc, Santa Barbara County, California, and being more particularly described in Exhibit ~A" hereto attached and incorporated herein by this reference.

      Lessee. Astrotech Space Operations, Inc., a Delaware corporation, as successor to AstroTech Space Operations, L.P.

      2. Lender's Security Interest in Collateral. Lessor consents to Lender's security interest in the Collateral. Lender's security interests in the Collateral shall be superior to any interest which the Lessor may at any time have therein. For so long as Lender has a security interest in any of the Collateral, Lessor will not assert against any of the Collateral any statutory, common law, contractual or possessory lien, including, without limitation, any right of levy or distraint for rent, all of which Lessor hereby subordinates in favor of Lender. Lessor agrees that none of the Collateral shall be deemed a fixture or a part of the Property, but shall at all times be considered personal property, and Lessor disclaims any interest in the Collateral as fixtures. Lessor agrees that Lender may enter upon the Property at any time or times, during normal business hours, to inspect or remove any of the Collateral therefrom, without charge. Lender shall repair any physical damage directly caused to the Property by such removal. Lessor will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral. Lessor agrees that Lender may conduct public or private sales of Collateral at the Property and that interested parties will be permitted access to the Property during normal business hours for the purpose of inspecting the Collateral prior to any such sale.

      3. Consent to Leasehold Deed of Trust. Lessor hereby consents to the execution and delivery by Lessee of the Leasehold Deed of Trust and other collateral documents executed in accordance therewith. Lessor agrees that such conveyance or assignment and any sale of the Lease and of Lessee's rights in any proceedings for the foreclosure of the Leasehold Deed of Trust, or the transfer of the Lease and Lessee's rights in lieu of foreclosure shall not constitute or result in the occurrence of a default or event of default under the Lease. Lender or any other acquirer of Lessee's rights pursuant to foreclosure, transfer in lieu of foreclosure or other proceeding or pursuant to a New Lease (as hereinafter defined) may, without consent of Lessor, sell and assign the Lease and the Lessee's rights on such terms and to such persons or entities as are acceptable to Lender or such acquirer and thereafter shall be relieved of all obligations under the Lease.

      4. Limited Obligations of Lender. Lessor acknowledges and agrees that in the event Lender shall succeed to Lessee's interest under the Lease, Lender shall not be responsible or liable for curing any defaults arising under or with respect to the Lease prior to the date on which Lender so succeeds to Lessee's interest. Further, Lender shall be liable only for those obligations of Lessee under the Lease arising and accruing during the period Lender is the owner of Lessee's interest (other than security interest) in the Lease.

      5. Notice and Opportunity to Cure. If Lessee defaults under the Lease, Lessor shall, prior to taking any action to remove Lessee from the Property or otherwise exercising its remedies under the Lease, first give written notice to Lender at Lender's Address of such default, and Lessor will allow Lender, at Lender's option, without obligation, sixty (60) days after Lender's receipt of such notice within which to cure or cause Lessee to cure such default. If Lender elects not to cure such default, Lessor will not terminate the Lease or take any action to remove Lessee from the Property so long as the regular installments of rent under the Lease are paid and Lender is diligently prosecuting foreclosure proceedings under the Leasehold Deed of Trust. Lender shall be deemed to be diligently prosecuting such foreclosure proceedings during the pendency of any bankruptcy stay relating to Lessee if Lender diligently seeks a lifting of such stay in order to enable it to undertake and prosecute such foreclosure proceedings to completion.

      6. Options to Occupy Property and Enter into New Lease. In the event of termination of the Lease, Lessor shall, in addition to providing the notice of default as required above, provide Lender with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under the Lease but for such termination, and of all other defaults, if any, then known to Lessor. At Lender's option, Lessor will:

             a. permit the Collateral to remain on the Property for a period of up to ninety (90) days following receipt by Lender of such notice of termination from Lessor, subject, however, to the payment to Lessor by Lender of the regular installments of rent due under the Lease for the period of time during which Lender shall elect to use or occupy the Property or elect to keep the Collateral thereon without abandoning same, which rent shall be pro-rated on a per diem basis determined on a 30-day month. Lender shall not be deemed to have assumed nor shall it be liable for any unperformed or unpaid obligations of Lessee under the Lease, other than for the payment of rent described in the preceding sentence; and

             b. enter into a new lease ("New Lease") of the Property with Lender or its designee for the remainder of the term of the Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants, and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of the Lease, provided:

                   i. Lender shall make written request upon Lessor for
             such New Lease within sixty (60) days after the date Lender receives Lessor's notice of termination of the Lease.

                   ii. Lender or its designee shall pay or cause to be
             paid to Lessor at the time of the execution and delivery of such New Lease any and all sums which would at the time of the termination of the Lease have been due pursuant to the Lease but for such termination; provided, however, that Lender shall have no obligation to pay or cause to be paid any rent, additional rent, or other payment for which Lessor did not give written notice of nonpayment to Lender within thirty (30) days of the date first due.

                   iii. The lessee under any New Lease shall have the
             same right, title, and interest in and to the Property and the buildings and improvements thereon as Lessee had under the Lease. The lessee under any such New Lease shall be liable to perform the obligations imposed on the lessee by such New Lease only during the period such person or entity has ownership of such leasehold estate.

                   iv. Either (a) any New Lease made pursuant to this
             paragraph shall be prior to any deed to secure debt, mortgage or other lien, charge, or encumbrance on the Property, or (b) Lessor shall provide to the lessee under the New Lease an instrument reasonably acceptable to such lessee by which the holder of any such deed to secure debt, mortgage, lien or encumbrance shall agree not to terminate or disturb such lessee's possession of the Property except pursuant to the terms of the New Lease.

      7. No Merger. So long as the Leasehold Deed of Trust is in existence, the fee title to the Property and the leasehold estate of Lessee created by any Lease shall not merge, but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by Lessor or by Lessee or by a third party, by purchase or otherwise.

       8. Miscellaneous. This agreement shall remain in full force and effect until all obligations of Lessee to Lender have been paid and satisfied in full and Lender has terminated its financing agreements with Lessee. The provisions of this agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and representatives of the Lessor, and upon any successor owner or transferee of the Property, and shall inure to the benefit of the Lender and its successors and assigns. This agreement constitutes the entire understanding and agreement of the parties hereto on the subject matter hereof Lessor hereby waives notice of acceptance of this agreement by Lender.

IN WITNESS WHEREOF, the undersigned Lessor has caused this instrument to be executed by its duly authorized of officers to be affixed hereto
as of                    , 1997.

                                       DEPARTMENT OF THE AIR FORCE
                                       ("Lessor")

                                       By:
                                       Name:
                                       Title:

STATE OF:

COUNTY OF:

Before me,            , a Notary Public of said County and State, personally
appeared        , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the (or other officer authorized to execute the instrument) of the within-named bargainor, a corporation, and that he as such executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as

       WITNESS my hand and Notarial Seal at office, on this _ day of   , 1997.

                                         Notary Public
                                         My Commission Expires:

                                         [NOTARIAL SEAL]

                                  EXHIBIT F

Prepared by and after recording return to: Robert A. Crosby, Esq. Parker, Hudson, Rainer & Dobbs LLP 1500 Marquis Two Tower 285 Peachtree Center Avenue, N.E. Atlanta, Georgia 30303

LESSOR'S AGREEMENT

Re: Sublease Agreement dated April 9, 1991, recorded in the Office of the Clerk of the Circuit Court of Brevard County, Florida, at Deed Book 3123, Page 1776

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which the undersigned hereby acknowledges, the undersigned hereby certifies and agrees with Lender as follows:

       1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

      Lender. The CIT Group/Equipment Financing, Inc., a New York corporation, and its successors and assigns.

      Lender's Address:  The CIT Group/Equipment Financing, Inc.
                         600 Ashwood Parkway
                         6th Floor
                         Atlanta, Georgia 30338
                         Attention: Vice President of Credit

      Collateral. All equipment, furniture and fixtures of Lessee, now owned or hereafter acquired, and all substitutions and replacements thereof, in which Lessee has granted a security interest to Lender to secure the financial accommodations under the Loan Agreement, some of which Collateral is or may be located from time to time on the Property.

      Lessor. Eastern American Teak Corporation.

      Lease. The above-referenced Sublease Agreement between Lessor and Lessee, together with the amendments thereto as of the date hereof.

      Leasehold Deed of Trust. That certain deed of trust and security agreement to be executed by Lessee and to be delivered to Lender conveying the Property.

      Property. All that tract or parcel of land located at Brevard County, Florida, and being more particularly described in Exhibit "A" hereto attached and incorporated herein by this reference.

      Lessee. Spacehab, Incorporated, a Washington corporation.

      2. Lender's Security Interest in Collateral. Lessor consents to Lender's security interest in the Collateral. Lender's security interests in the Collateral shall be superior to any interest which the Lessor may at any time have therein. For so long as Lender has a security interest in any of the

Collateral, Lessor will not assert against any of the Collateral any statutory, common law, contractual or possessory lien, including, without limitation, any right of levy or distraint for rent, all of which Lessor hereby subordinates in favor of Lender. Lessor agrees that none of the Collateral shall be deemed a fixture or a part of the Property, but shall at all times be considered personal property, and Lessor disclaims any interest in the Collateral as fixtures. Lessor agrees that Lender may enter upon the Property at any time or times, during normal business hours, to inspect or remove any of the Collateral therefrom, without charge. Lender shall repair any physical damage directly caused to the Property by such removal. Lessor will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral. Lessor agrees that Lender may conduct public or private sales of Collateral at the Property and that interested parties will be permitted access to the Property during normal business hours for the purpose of inspecting the Collateral prior to any such sale.

       3. Consent to Leasehold Deed of Trust. Lessor hereby consents to the execution and delivery by Lessee of the Leasehold Deed of Trust and other collateral documents executed in accordance therewith. Lessor agrees that such conveyance or assignment and any sale of the Lease and of Lessee's rights in any proceedings for the foreclosure of the Leasehold Deed of Trust, or the transfer of the Lease and Lessee's rights in lieu of foreclosure shall not constitute or result in the occurrence of a default or event of default under the Lease. Lessor has obtained all consents, approvals and agreements necessary to the full exercise of Lender's rights hereunder, including, without limitation, any necessary consent, approval or agreement (including a non-disturbance agreement) of the Canaveral Port Authority of Cape Canaveral. Lender or any other acquirer of Lessee's rights pursuant to foreclosure, transfer in lieu of foreclosure or other proceeding or pursuant to a New Lease (as hereinafter defined) may, without consent of Lessor, sell and assign the Lease and the Lessee's rights on such terms and to such persons or entities as are acceptable to Lender or such acquirer and thereafter shall be relieved of all obligations under the Lease.

       4. Limited Obligations of Lender. Lessor acknowledges and agrees that in the event Lender shall succeed to Lessee's interest under the Lease, Lender shall not be responsible or liable for curing any defaults arising under or with respect to the Lease prior to the date on which Lender so succeeds to Lessee's interest. Further, Lender shall be liable only for those obligations of Lessee under the Lease arising and accruing during the period Lender is the owner of Lessee's interest (other than security interest) in the Lease.

       5. Notice and Opportunity to Cure. If Lessee defaults under the Lease, Lessor shall, prior to taking any action to remove Lessee from the Property or otherwise exercising its remedies under the Lease, first give written notice to Lender at Lender's Address of such default, and Lessor will allow Lender, at Lender's option, without obligation, sixty (60) days after Lender's receipt of such notice within which to cure or cause Lessee to cure such default. If Lender elects not to cure such default, Lessor will not terminate the Lease or take any action to remove Lessee from the Property so long as the regular installments of rent under the Lease are paid and Lender is diligently prosecuting foreclosure proceedings under the Leasehold Deed of Trust. Lender shall be deemed to be diligently prosecuting such foreclosure proceedings during the pendency of any bankruptcy stay relating to Lessee if Lender diligently seeks a lifting of such stay in order to enable it to undertake and prosecute such foreclosure proceedings to completion.

       6. Options to Occupy Property and Enter into New Lease. ~ the event of termination of the Lease, Lessor shall, in addition to providing the notice of default as required above, provide Lender with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under the Lease but for such termination, and of all other defaults, if any, then known to Lessor. At Lender's option, Lessor will:

            a. permit the Collateral to remain on the Property for a period of up to ninety (90) days following receipt by Lender of such notice of termination from Lessor, subject, however, to the payment to Lessor by Lender of the regular installments of rent due under the Lease for the period of time during which Lender shall elect to use or occupy the Property or elect to keep the Collateral thereon without abandoning same, which rent shall be pro-rated on a per diem basis determined on a 30-day month. Lender shall not be deemed to have assumed nor shall it be liable for any unperformed or unpaid obligations of Lessee under the Lease, other than for the payment of rent described in the preceding sentence; and

            b. enter into a new lease ("New Lease") of the Property with Lender or its designee for the remainder of the term of the Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants, and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of the Lease, provided:

                   i. Lender shall make written request upon Lessor for
             such New Lease within sixty (60) days after the date Lender receives Lessor's notice of termination of the Lease.

                   ii. Lender or its designee shall pay or cause to be
             paid to Lessor at the time of the execution and delivery of such New Lease any and all sums which would at the time of the termination of the Lease have been due pursuant to the Lease but for such termination: provided, however, that Lender shall have no obligation to pay or cause to be paid any rent additional rent, or other payment for which Lessor did not give written notice of nonpayment to Lender within thirty (30) days of the date first due.

                   iii. The lessee under any New Lease shall have the
             same right, title, and interest in and to the Property and the buildings and improvements thereon as Lessee had under the Lease. The lessee under any such New Lease shall be liable to perform the obligations imposed on the lessee by such New Lease only during the period such person or entity has ownership of such leasehold estate.

                   iv. Either (a) any New Lease made pursuant to this
             paragraph shall be prior to any deed to secure debt, mortgage or other lien, charge, or encumbrance on the Property, or (b) Lessor shall provide to the lessee under the New Lease an instrument reasonably acceptable to such lessee by which the holder of any such deed to secure debt, mortgage, lien or encumbrance shall agree not to terminate or disturb such lessee's possession of the Property except pursuant to the terms of the New Lease.

        7. No Merger. So long as the Leasehold Deed of Trust is in existence, the fee title to She Property and the leasehold estate of Lessee created by any Lease shall not merge, but shall remain separate and distinct, notwithstanding the acquisition of said fee tide and said leasehold estate by Lessor or by Lessee or by a third party, by purchase or otherwise.

       8. Miscellaneous. This agreement shall remain in full force and effect until all obligations of Lessee to Lender have been paid and satisfied in full and Lender has terminated its financing agreements with Lessee. The provisions of tills agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and representatives of She Lessor, and upon any successor owner or transferee of She Property, and shall inure to the benefit of the Lender and its successors and assigns. This agreement constitutes the entire understanding and agreement of the parties hereto on The subject matter hereof. Lessor hereby waives notice of acceptance of this agreement by Lender.

       IN WITNESS WHEREOF, The undersigned Lessor has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of ~ 1997.

                                     EASTERN AMERICAN TEAK CORPORATION
                                     ("Lessor")

                                     By:
                                     Print Name:
                                     Title:

STATE OF FLORIDA    )
                    )
COUNTY OF
BREVARD             )

Before me,                             , a Notary Public of said County and
State, personally appeared                  , with whom I am personally
acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the ____________________ (or other officer authorized to execute the instrument) of Eastern American Teak Corporation the within named bargainor, a corporation, and that he as such ___________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as
____________________________________.

       WITNESS my hand and Notarial Seal at office, on this    day of    , 1997.

                                           Notary Public Print Name:

                                           My Commission Expires:

                                           [NOTARIAL SEAL]